Exhibit 99.1

Schnitzer Provides Outlook for Fourth Quarter of Fiscal 2013

PORTLAND, Ore.--(BUSINESS WIRE)--August 27, 2013--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) announced its outlook for its fourth quarter of fiscal 2013 ending August 31, 2013. During the quarter, export demand for recycled metals weakened versus the third quarter as reflected by lower shipped volumes and lower average sales prices. Average purchase prices for material shipped during the quarter declined more slowly than sales prices resulting in lower margins compared to the third quarter. Positive operating cash flow, driven by a strong focus on working capital, is expected to result in a reduction of total debt outstanding in the fourth quarter, after payment of the Company’s quarterly dividend. During the fourth quarter, the Company completed the construction of its major capital projects in Canada and Puerto Rico which is expected to result in a significant reduction in capital expenditures in fiscal 2014.

In the Metals Recycling Business, ferrous sales volumes are anticipated to be 5-10% lower than the third quarter and average ferrous selling prices are expected to decline 8-10% sequentially. Nonferrous sales volumes are expected to approximate the third quarter while average nonferrous selling prices are expected to decline approximately 5%. Operating results in the fourth quarter are expected to be adversely impacted by the weaker market conditions, including the impact of average inventory costs which, in a declining selling price environment, do not decrease as quickly as cash purchase costs for raw materials, as well as higher unit costs resulting from lower anticipated volumes and a material increase in bad debt expense. These factors are expected to contribute to the Metals Recycling Business incurring an operating loss in the fourth quarter.

In the fourth quarter, the Metals Recycling Business also anticipates recording a material non-cash impairment charge to the carrying value of goodwill reflecting the broader impact of the weaker macroeconomic environment as well as other factors. In addition, the Company expects to record a non-cash deferred tax valuation allowance in the fourth quarter related to foreign operations in the Metals Recycling Business. The impairment charge and valuation allowance are not expected to impact the Company’s ability to continue the quarterly dividend or to repurchase shares.

In the Auto Parts Business, car purchase volumes are expected to approximate the third quarter. Despite challenging market conditions, car purchase volumes for the full year are anticipated to increase 5% compared to the prior fiscal year, including the impact of new stores acquired in fiscal 2013. Operating margins are expected to be positive but lower sequentially mainly due to the adverse impact of average inventory accounting. The fourth quarter will also include approximately $2 million of start-up costs related to the 11 new stores added in fiscal 2013, including our recently acquired first store in Rhode Island. The new stores are expected to provide additional benefits to the Auto Parts Business in fiscal 2014 as the start-up phase is completed.

In the Steel Manufacturing Business, sales volumes are expected to increase sequentially by approximately 10%, driven by improvements in demand for finished steel in the Western US. These volume benefits are expected to offset a slight decline in average selling prices compared to the third quarter resulting from lower scrap costs. The improvement in demand and additional cost efficiencies from increased productivity are expected to generate positive operating income and to result in the best full-year performance for the Steel Manufacturing Business since fiscal 2008.

Consolidated financial performance, including corporate expenses, net interest expense and taxes, is expected to result in a net loss on a reported and adjusted basis for restructuring, goodwill impairment and other charges.

The Company continues to adjust to market conditions by reducing costs, further integrating its Metals Recycling and Auto Parts Businesses, and focusing on improved returns from its previous capital investments. The Company believes its ability to utilize its Auto Parts platform to supply its Metals Recycling Business remains a competitive advantage and it continues to be a strategic priority to maximize these benefits. Fiscal 2014 is expected to benefit from a full year of the previously announced $25 million of cost reductions and we anticipate further cost reductions to be phased in over the next 12 months.

The Company expects to report fourth quarter and fiscal 2013 results in the second half of October.

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding our expectations, intentions, beliefs and strategies regarding the future which may include statements regarding trends, cyclicality and changes in the markets we sell into; strategic direction; changes to manufacturing and production processes; the cost of compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; expected results, including pricing, sales volumes and profitability; obligations under our retirement plans; benefits, savings or additional costs from business realignment and cost containment programs; and the adequacy of accruals.

When used in this report, the words “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “could,” “opinions,” “forecasts,” “future,” “forward,” “potential,” “probable,” and similar expressions are intended to identify forward-looking statements.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the realization of expected benefits and cost reductions related to restructuring and business realignment initiatives; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; product liability claims; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Non-GAAP Financial Measures

This press release includes expected performance excluding certain costs related to bad debt expense, restructuring and non-cash impairment and deferred tax valuation charges. Management believes that these non-GAAP financial measures allows for a better understanding of our operating and financial performance. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the most directly comparable US GAAP measure.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with 60 operating facilities located in 14 states, Puerto Rico and Western Canada. The business has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company's auto parts business sells used auto parts through its 61 self-service facilities located in 16 states and Western Canada. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 107th year of operations in fiscal 2013.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
or
Media Relations:
Chip Terhune, 503-367-2568
ir@schn.com
www.schnitzersteel.com